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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 and in the Prospectus constituting part of this Registration Statement on Form S-3 of DataWorks Corporation of our report dated April 5, 1996, relating to the financial statements of DCD Corporation, appearing on page F-3 of the DataWorks Corporation Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the incorporation by reference of our report dated April 5, 1996, relating to the financial statements of DCD Corporation, appearing on page F-3 of the DataWorks Corporation Current Report on Form 8-K dated February 3, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ PRICE WATERHOUSE LLP
---------------------------
Price Waterhouse LLP
Minneapolis, Minnesota
February 2, 1998